UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2009, Empire Resorts, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Investment Agreement (the “Investment Agreement”) with Kien Huat Realty III Limited, a corporation organized under the laws of the Isle of Man (“Kien Huat”) dated as of August 19, 2009, pursuant to which (i) on such date the Company issued to Kien Huat 6,804,188 shares of its common stock, par value $0.01 per share (“Common Stock”), or approximately 19.99% of the outstanding shares of Common Stock on a pre-transaction basis, for aggregate consideration of $11 million (the “First Tranche”), and (ii) at a future date, subject to and following stockholder approval of the transaction, as required under applicable NASDAQ Marketplace Rules, and the satisfaction of other customary closing conditions, the Company will issue to Kien Huat an additional 27,701,852 shares of Common Stock for additional consideration of $44 million (the “Second Tranche”).  Under the Investment Agreement, if any option or warrant outstanding as of the closing of the First Tranche or the Second Tranche (or, in limited circumstances, if issued after the closing of the Second Tranche) is exercised after the closing of the First Tranche, Kien Huat has the right (following notice of such exercise) to purchase an equal number of additional shares of Common Stock as are issued upon such exercise at the exercise price for the applicable option or warrant (the “Option Matching Right”).  The Amendment clarifies that Kien Huat’s Option Matching Right was intended to extend to options and warrants exercised between the closing of the First Tranche and the closing of the Second Tranche.

Also on September 30, 2009, Monticello Raceway Management, Inc. (“MRMI”), a wholly owned subsidiary of the Company, entered into a restated management services agreement (the “Agreement”) with Sportsystems Gaming Management at Monticello, LLC (“Sportsystems”), a wholly owned subsidiary of Delaware North Companies, which Agreement revises and restates the management agreement dated as of June 10, 2009 between MRMI and Sportsystems (the “Original Agreement”).  Under the Original Agreement, MRMI retained Sportsystems to provide MRMI with management and consulting services in connection with the video gaming, food service, and related hospitality businesses conducted by MRMI.  Pursuant to the Agreement, Sportsystems shall continue to advise and assist MRMI in its conduct of the day-to-day operations of MRMI’s video lottery gaming, food service and related hospitality businesses at Monticello Gaming and Raceway through December 31, 2009, as directed by MRMI.  In consideration for the services previously performed by Sportsystems pursuant to the Original Agreement, contemporaneously with the execution and delivery of the Agreement, MRMI agreed to pay to Sportsystems $650,000 plus a base management fee of 0.75% of the gross gaming revenue realized by MRMI for the months of August and September 2009.  MRMI shall not be required to pay any additional consideration for the ongoing advice and assistance to be provided by Sportsystems pursuant to the Agreement.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                             Exhibits

10.1	First Amendment and Clarification to the Investment Agreement dated as of September 30, 2009, between Empire Resorts, Inc. and Kien Huat Realty III Limited.

10.2	Restated Management Services Agreement by and between Monticello Raceway Management, Inc. and Sportsystems Gaming Management at Monticello, LLC dated as of September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: October 5, 2009	By:	/s/ Joseph E. Bernstein
		Name:	Joseph E. Bernstein
		Title:	Chief Executive Officer